                                                                     EXHIBIT 2.3





         AGREEMENT AND PLAN OF MERGER, dated as of July 29, 1997 (this "AGREEMENT") by and between Discovery Zone, Inc. a Delaware corporation (the "PARENT COMPANY"), and Discovery Zone Children's Amusement Corporation a Delaware corporation and a wholly owned subsidiary of the Parent Company (the "Operating Company" and together with the Parent Company, the "COMPANIES").

         WHEREAS, on March 25, 1996, each of the Companies filed a petition for relief under Chapter 11 of Title 11, United States Code, 11 U.S.C. Section 101, ET SEQ. (the "BANKRUPTCY CODE") in the United States Bankruptcy Court for the District of Delaware (the "BANKRUPTCY COURT").

         WHEREAS, on July 18, 1997 the Bankruptcy Court entered the Order Confirming Third Amended Joint Plan of Reorganization (the "Confirmation Order"), a copy of which is attached hereto as Exhibit A.

         WHEREAS, the Confirmation Order, INTER ALIA, confirmed the Third Amended Plan of Reorganization Pursuant to 11 U.S.C. Section 1129 (the "PLAN") and authorized the Parent Company merge with and into the Operating Company (the "MERGER"), on the terms and subject to the conditions contained herein and in accordance with the General Corporation Law of Delaware ("DGCL"), including but not limited to Section 303 of the DGCL.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, and in order to set forth the terms and conditions of the Merger and the mode of carrying the same into effect, the Companies hereby agree as follows:

                                      ARTICLE I

                                      THE MERGER

         SECTION 1.1.  THE MERGER.  At the Effective Time (as defined in
Section 1.2), the Parent Company shall merge into the Operating Company, the separate corporate existence of the Parent Company shall cease, and the Operating Company shall continue as the surviving corporation (hereinafter sometimes referred to as the "SURVIVING CORPORATION") which from the Effective Time shall operate as the new parent/holding company.

         SECTION 1.2. EFFECTIVE TIME OF THE MERGER. The Merger shall become effective immediately upon the simultaneous filing of a Certificate of Merger or Articles of Merger relating to the Merger or this Agreement, as appropriate, with the Secretary of State of Delaware, in each case in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such simultaneous filing being the "EFFECTIVE TIME").

         SECTION 1.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the relevant provisions of the DGCL. The title to any real estate vested by deed or otherwise in the Companies shall not revert or be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation. The Surviving Corporation shall continue to be governed by the laws of Delaware. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property (real, personal and mixed), claims, rights, intellectual property rights, privileges, powers, franchises and every other interest of the Companies shall vest in the Surviving Corporation, and all debts, obligations, restrictions, disabilities and duties of the Companies shall become debts, obligations, restrictions, disabilities and duties of the Surviving Corporation.

         SECTION 1.4. CERTIFICATE OF INCORPORATION AND BY-LAWS. The Amended and Restated Certificate of Incorporation of the Parent Company, as in effect on the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law or such Amended and Restated Certificate of Incorporation. The name of the Surviving Corporation shall be Discovery Zone, Inc. as set forth in such Certificate of Incorporation. The Amended and Restated By-laws of the Parent Company, as in effect on the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, the Amended and Restated Certificate of Incorporation of the Surviving Corporation or such Amended and Restated By-laws.

         SECTION 1.5. DIRECTORS AND OFFICERS. The directors of the Parent Company on the Effective Date, shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Surviving Corporation, and the officers of the Parent Company on the Effective Date shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         SECTION 1.6. CONVERSION OF SECURITIES. (a) each issued and outstanding share of Common Stock, $0.01 par value of the Parent Company, shall automatically, without further action by the Surviving Corporation, be converted into one validly issued, fully paid and nonassessable share of Common Stock, par value $0.001, of the Surviving Corporation; (b) each issued and outstanding Warrant to purchase shares of Common Stock, with an expiration date of May 1, 2007 of the Parent Company, shall automatically, without further action by the Surviving Corporation, be converted into one Warrant of the Surviving Corporation with the same rights, designations and preferences; (c) each issued and outstanding share of Series A Convertible Preferred Stock, par value $0.01 per share of the

Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one share of same Series A Convertible Preferred Stock of the Surviving Corporation; (d) each issued and outstanding Unit consisting of 13 1/2% Senior Secured Notes due 2002 with Warrants to purchase shares of Common Stock of the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one Unit with the same rights, designations and preferences of the Surviving Corporation; (e) each issued and outstanding 13 1/2% Senior Secured Note due 2002 of the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one Note with the same rights, designations and preferences of the Surviving Corporation;
(f) each issued and outstanding Warrant to purchase shares of Common Stock, with an expiration date of August 1, 2007 of the Parent Company shall automatically,without further action by the Surviving Corporation, be converted into one Warrant of the Surviving Corporation; (g) each issued and outstanding debt security representing tax obligations of the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one debt security of the Surviving Corporation with the same rights, designations and preferences; (h) each issued and outstanding Note held the McDonald's Corporation representing certain secured claims against the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one Note with the same rights, designations and preferences of the Surviving Corporation; (i) each issued and outstanding Note held by the McDonald's Corporation representing restructuring of rent deferrals which McDonald's granted to the Parent Company shall automatically, without further action by the Surviving Corporation, be converted into one Note with the same rights, designations and preferences of the Surviving Corporation.

                                      ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE PARENT COMPANY

           The Parent Company represents and warrants that (A) it is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all necessary corporate power and authority to enter into and perform its obligations under this Agreement and (B) this Agreement has been duly and validly authorized, executed and delivered by the Parent Company and is binding on and enforceable against the Parent Company in accordance with its terms.

                                     ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE OPERATING COMPANY

         The Operating Company represents and warrants that (A) it is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, with all necessary corporate power and authority to enter into and perform its obligations under this Agreement and (B) this Agreement has been duly and validly authorized, executed and delivered by the Operating Company and is binding on and enforceable against the Operating Company in accordance with its terms.

                                      ARTICLE IV

                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The parties hereto each agree that all representations and warranties contained herein shall not survive the Effective Time indefinitely.

                                      ARTICLE V

                                  GENERAL PROVISIONS

         SECTION 5.1. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of Delaware applicable to contracts executed in and performed in that State, without regard to principles of conflicts of law thereof.

         SECTION 5.2. COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by facsimile transmission), and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers.


                             DISCOVERY ZONE, INC.



                             By: /s/ Robert G. Rooney
                                -------------------------------
                                  Name:     Robert G. Rooney
                                  Title:    Senior Vice President/Chief
                                            Financial and Administrative
                                            Officer

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written by their respective officers.


                             DISCOVERY ZONE CHILDREN'S
                             AMUSEMENT CORPORATION


                             By: /s/ Robert G. Rooney
                                ------------------------------
                                  Name:     Robert G. Rooney
                                  Title:    Vice President,
                                            Secretary &
                                            Treasurer